EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-41323 of Hawkins, Inc. (the Company) on Form S-8 of our reports dated June 4, 2004 appearing in this Annual Report on Form 10-K for the Company for the year ended March 28, 2004.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
June 10, 2004